Exhibit 1

JOINT FILING AGREEMENT

Each of the undersigned agrees that (i) the statement on Schedule 13G relating to the Common Stock of AxoGen, Inc., has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13G/A will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, and (iii) the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934 apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13G as to any of the undersigned upon such person giving written notice thereof to each of the other persons signature hereto, at the principal office thereof.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: February 14, 2020

EW HEALTHCARE PARTNERS L.P.		INDIVIDUALS:

By: Essex Woodlands Fund IX-GP, L.P.,
Its General Partner
/s/ Martin P. Sutter
By:	Essex Woodlands IX, LLC,	Name:	Martin P. Sutter
Its General Partner

By:	/s/ Martin P. Sutter	/s/ R. Scott Barry
	Name: Martin P. Sutter	Name:	R. Scott Barry
Title: Managing Director

ESSEX WOODLANDS FUND IX-GP, L.P.		/s/ Ronald Eastman
Name: Ronald Eastman

By:	Essex Woodlands IX, LLC,
Its General Partner
/s/ Petri Vainio
By:	/s/ Martin P. Sutter	Name: Petri Vainio
Name: Martin P. Sutter
Title: Managing Director

ESSEX WOODLANDS IX, LLC

/s/ Martin P. Sutter
Name: Martin P. Sutter
Title: Managing Director